Exhibit 32.1

CERTIFICATION

Certification required by Rule 13a-14(b) and Section 1350 of

Chapter 63 of Title 18 of the United States Code

In connection with the report of Compton Petroleum Corporation (the "Company") on the Form 40-F for the fiscal year ending December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

DATED this 30th day of March, 2009.

/s/ Tim Granger
Tim Granger
President & Chief Executive Officer (Principal Executive Officer),
Compton Petroleum Corporation